UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 19, 2012)

Plan A Promotions, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3984 Washington Blvd. #342
Freemont, CA 94538
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (415) 800-4344

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 19, 2012, Plan A Promotions, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its shareholders to vote on the proposals described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 29, 2012 (the “Proxy Statement”).  Shareholders representing 12,547,760 of the 23,650,000 outstanding shares entitled to vote, or 53 percent, were present in person or by proxy.  At the Special Meeting, each of the three proposals, as further described in the Company’s Proxy Statement, were approved as follows:

Proposal 1

At the Special Meeting, the shareholders approved the proposal to change the Company’s state of incorporation from Utah to Delaware pursuant to a merger with a newly-formed Delaware corporation that shall initially be a wholly-owned subsidiary of the Company with the votes as indicated below:

For	Against	Abstain	Broker Non-Vote
12,547,760	0	0	0

Proposal 2

At the Special Meeting, the shareholders approved the proposal to increase (i) the number of authorized shares of common stock which the Company may issue from 50,000,000 to 750,000,000 and (ii) the number of authorized shares of Company preferred stock which the Company may issue from 5,000,000 to 50,000,000, with the votes indicated below:

For	Against	Abstain	Broker Non-Vote
12,547,760	0	0	0

Proposal 3

At the Special Meeting, the shareholders approved the proposal to change the Company’s name from Plan A Promotions, Inc. to GulfSlope Energy, Inc. with the votes as indicated below:

For	Against	Abstain	Broker Non-Vote
12,547,760	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 22, 2012

PLAN A PROMOTIONS, INC.

By:	/S/ John Preftokis
John Preftokis, President